Exhibit 107

Calculation of Filing Fee Tables Form S-3

(Form Type)

Mobileye Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and 457(r)
	Equity	Preferred Stock, $0.01 par value per share	Rule 456(b) and 457(r)
	Debt	Debt Securities	Rule 456(b) and 457(r)
	Other	Warrants	Rule 456(b) and 457(r)
	Other	Depositary Shares	Rule 456(b) and Rule 457(r) (2)
	Other	Purchase Contracts	Rule 456(b) and 457(r)
	Other	Units	Rule 456(b) and 457(r)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							—
	Total Fees Previously Paid				—	—		—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees, which will be paid from time to time in one or more offerings of securities to be made hereunder.